UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 25, 2024

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBWM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Nonqualified Deferred Compensation Plan #2

On November 21, 2024, the Board of Directors of Mercantile Bank (the “Bank”), a wholly owned subsidiary of Mercantile Bank Corporation (“Mercantile”), adopted Nonqualified Deferred Compensation Plan #2 (“Deferred Compensation Plan #2”) to be effective on January 1, 2025.  Deferred Compensation Plan #2 will replace the Mercantile Bank Amended and Restated Deferred Compensation Plan, which was most recently restated as of January 1, 2015 (the “Deferred Compensation Plan”).

Deferred Compensation Plan #2 will be administered by Mercantile’s Compensation Committee.

Initially, only members of the Board of Directors and Executive Vice Presidents of Mercantile and the Bank will be eligible to participate in Deferred Compensation Plan #2.  All other eligible employees will continue to be eligible for the Deferred Compensation Plan, and will be eligible to participate in Deferred Compensation Plan #2 on January 1, 2026.  Eligible employees must be a member of a select group of management or highly compensated employees.

Eligible employees, including the executive officers, may defer up to 80% of their base salary and 100% of their performance-based bonus to Deferred Compensation Plan #2.  Members of the Board of Directors of Mercantile and the Bank may defer up to 100% of their director fees.  Neither Mercantile nor the Bank will make an employer contribution to Deferred Compensation Plan #2.  Participants are 100% vested in their accounts in the plan at all times.

Participant accounts will be credited with earnings determined as if the account were invested in one or more investment funds made available by the Compensation Committee.

Participant accounts will be distributed upon a separation from service, death or disability.  Distributions following a separation from service will be made in either a lump sum or annual installments over a term certain elected by the participant, not to exceed 10 years.  Distributions in the event of death or disability will be made in a lump sum.  A participant may also elect to receive an in-service distribution, payable in either a lump sum or annual installments over a term certain not to exceed five years.  Finally, a participant may elect to receive a lump sum distribution if the participant experiences an unforeseeable emergency.  A change in control is not a distributable event.

A copy of Deferred Compensation Plan #2 is attached hereto as Exhibit 10.1

Amounts credited to the Deferred Compensation Plan will continue to be held in the Deferred Compensation Plan.  On November 21, 2024, the Bank’s Board of Directors approved a Second Amendment to the Deferred Compensation Plan, setting forth the transition to Deferred Compensation Plan #2. The Second Amendment to the Deferred Compensation Plan addresses the following:

●	The ineligibility of Directors and Executive Vice Presidents as of January 1 2025, and the ineligibility of all other eligible employees as of January 1, 2026.
●
Confirming that the accounts of each such participant will continue to be credited to Deferred Compensation Plan and will receive interest credits as set forth therein, and will be paid out according to the terms of the plan and each participant’s distribution election(s).

●	All other rights, limitations and restrictions in Deferred Compensation Plan will continue to apply to each participant’s account.

A copy of the Second Amendment to the Deferred Compensation Plan is attached hereto as Exhibit 10.2.

On November 21, 2024, the Bank’s Board of Directors adopted a rabbi trust agreement to hold amounts credited to Deferred Compensation Plan #2 (the “Trust Agreement”).  The Trust Agreement is between the Bank, as settlor, and Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company, as trustee.  The trust will hold all amounts credited to Deferred Compensation Plan #2, and benefits will be paid from the trust.  The trust is irrevocable and will terminate only when all trust assets have been distributed to participants or their beneficiaries.  Trust assets are subject to the claims of the Bank’s general creditors.  In the event of the Bank’s insolvency, the trustee will cease the payment of benefits until it receives a determination from the Bank’s independent accountants that the Bank is not insolvent, or is no longer insolvent.  The trust may be amended by a written instrument executed by the trustee and the Bank, but no such amendment shall make the trust revocable.

A copy of the Trust Agreement is attached hereto as Exhibit 10.3.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	2024 Mercantile Bank Nonqualified Deferred Compensation Plan #2
10.2	Second Amendment to the Mercantile Bank Amended and Restated Deferred Compensation Plan
10.3	Mercantile Bank Rabbi Directed Trust Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation
By:	/s/ Charles E. Christmas
Executive Vice President, Chief
Financial Officer and Treasurer

Date: November 25, 2024

Exhibit Index

Exhibit Number	Description
10.1	2024 Mercantile Bank Nonqualified Deferred Compensation Plan #2
10.2	Second Amendment to the Mercantile Bank Amended and Restated Deferred Compensation Plan
10.3	Mercantile Bank Rabbi Directed Trust Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)